Exhibit 99.1

RumbleOn Reports Second Quarter 2023 Financial Results

IRVING, Texas – August 9, 2023 – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the nation's first, and largest, publicly traded powersports platform (dealership group), today announced operational and financial results for the three months ended June 30, 2023. RumbleOn management is hosting an earnings call to discuss the Company’s results today, August 9, 2023, at 7:30 am CT (8:30 am ET).

Second Quarter 2023 Financial and Operational Highlights
•Total Unit Sales of 20,277, comprised of 13,126 New Units and 7,151 Used Units, resulting in New:Used ratio of 1.8x, a slight increase from the prior quarter and more in line with a normal post-Covid ratio
•Total Company Revenue of $382.7 million, up 14.5% sequentially, driven primarily by a rebound in new powersports vehicle sales and normal seasonal trends
•Total Company Gross Profit of $106.4 million; Total Company Gross Profit Margin of 27.8% increased 80 bps sequentially
•Net Loss from Continuing Operations of $(12.8) million with Loss per Share from Continuing Operations of $(0.78)
•Adjusted Net Income of $0.3 million with Adjusted Diluted Earnings per Share of $0.02
•Adjusted EBITDA of $23.6 million, impacted by lower used unit sales and GPU, and a lag in the impact of SG&A reductions
•Company to invite Stone House Capital Management’s Mark Cohen to join Board of Directors, subject to the Company's governance procedures
•Reached agreement with primary creditor for revised leverage covenants
•Signed a letter of intent for sale leaseback of Real Estate portfolio
•Signed a letter of intent to sell finance company credit portfolio

Management Commentary
Mark Tkach, RumbleOn's interim Chief Executive Officer, stated, “In a very short period of time, we’ve taken meaningful proactive measures to better position the business for 2023 and beyond. We have restructured our financing agreement, taken decisive actions to improve our balance sheet, cost structure and corporate governance, giving us additional flexibility to execute on our strategies.”
Mr. Tkach continued, “Our highly motivated team has a set of priorities to capitalize on the substantial opportunity in the fragmented powersports landscape. I am confident that our efforts will drive improved, and more consistent, sales and profitability performance over the long-term.”

Second Quarter 2023 — Summary Financial Results
Reconciliation of GAAP to non-GAAP financial measures are provided in accompanying financial schedules.

Unless otherwise noted, all comparisons in the narrative are on a sequential basis for the three months ended June 30, 2023, as compared to the three months ended March 31, 2023. The following table provides operating highlights related to continuing operations.

	(Unaudited)
$ in millions except per share amounts	Three Months Ended			Change
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Sequential	Year-over-Year
Total Unit Sales (#)	20,277	17,221	20,713	17.7%	(2)%

Total Revenue	$382.7	$334.4	$412.2	14.5%	(7)%
Gross Profit	$106.4	$90.3	$133.1	17.8%	(20)%
Gross Profit Margin	27.8%	27.0%	32.3%	80 bps	(450) bps

Income (loss) from continuing operations	$(12.8)	$(16.7)	$13.6	(23.2)%	nm
Diluted Earnings (Loss) per Share from continuing operations	$(0.78)	$(1.03)	$0.85	(24.3)%	nm

Adjusted EBITDA	$23.6	$10.8	$43.6	118.6%	(46)%
Adjusted Net Income (Loss)	$0.3	$(9.4)	$18.9	nm	(98)%
Adjusted Diluted Earnings (Loss) per Share	$0.02	$(0.58)	$1.17	nm	(98)%

nm = not meaningful

Total Unit Sales 20,277 units increased 17.7%, driven by typical seasonality in the powersports business and strong growth of new vehicle sales, offset by lower than expected used unit sales.

Total Revenue of $382.7 million increased 14.5%.
Total Gross Profit of $106.4 million increased 17.8% and Gross Profit Margin was 27.8%, up from 27.0%. Sequential increase in gross profit margin was in line with our prior expectations.
Operating Expenses were $105.6 million, or 27.6% of revenue, compared to $91.0 million, or 27.2% of revenue. Total stock-based compensation was $4.9 million up from $2.1 million in the prior quarter. If expenses related to key one-time occurrences were excluded, second quarter Operating Expenses would have remained flat sequentially while revenue increased $48.3 million.
Loss from Continuing Operations was $(12.8) million, or (3.4)% of revenue, compared to $(16.7) million, or (5.0)% of revenue. Loss per diluted share was $(0.78) compared to $(1.03).
Adjusted Net Income (Loss) was $0.3 million, or 0.1% of revenue, compared to $(9.4) million or (2.8)% of revenue. Adjusted net income per diluted share was $0.02 compared to $(0.58).

Adjusted EBITDA was $23.6 million, compared to $10.8 million. The sequential increase in adjusted EBITDA of 118.6% was driven by expected seasonality in the Powersports segment coupled with early effects of recently implemented cost reductions.
Cash and Restricted Cash as of June 30, 2023 was approximately $57.1 million, and total debt was $374.9 million. Availability under our short-term revolving floorplan credit facilities to finance inventory totaled approximately $150.0 million.

Total Available Liquidity, defined as unrestricted cash plus availability under floorplan credit facilities for inventory on hand at June 30, 2023, totaled approximately $89.7 million.
Cash Flow used in Operating Activities was $(6.3) million for the six months ended June 30, 2023.
Weighted Average Basic and Diluted Shares of Class A and Class B common stock outstanding were 16,462,079 and 16,343,758 for the three months and six months ended June 30, 2023, respectively. As of June 30, 2023, RumbleOn had 16,565,389 total shares of Class B common stock, and 50,000 shares of Class A common stock outstanding.

Full Year 2023 — Financial Outlook
RumbleOn is revising its outlook for the full year 2023 as follows:
•Total Powersports and Transportation Revenue of $1.38 billion to $1.48 billion, compared to Powersports and Transportation Revenue of $1.46 billion in 2022.
•Powersports GPU of approximately $5,300 to $5,400 compared to $6,159 in 2022.
•Adjusted EBITDA of $55 million to $65 million, compared to $120 million in 2022..

Management Commentary
Blake Lawson, RumbleOn’s CFO, stated, “I am thrilled to be partnered once again with Mark Tkach as we endeavor to improve the capital structure, reduce costs and grow the business sensibly. The steps that we have already taken position us well to create substantial future shareholder value."

Second Quarter 2023 — Segment Results
Unless otherwise noted, all comparisons are on a sequential basis for the three months ended June 30, 2023, as compared to the three months ended March 31, 2023.

Powersports Segment

	(Unaudited)
$ in millions except per unit	Three Months Ended			Change
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Sequential	Year-over-Year
Unit Sales (#)
New	13,126	10,436	11,366	25.8%	15.5%
Used	7,151	6,785	9,347	5.4%	(23.5)%
Total Powersports Unit Sales	20,277	17,221	20,713	17.7%	(2.1)%

Revenue
New	$185.6	$156.4	$173.2	18.7%	7.2%
Used	$84.1	$76.9	$121.4	9.4%	(30.7)%
Finance & Insurance, net	$33.2	$27.2	$36.8	22.1%	(9.8)%
Parts, Services, and Accessories	$65.4	$59.1	$65.3	10.7%	0.2%
Total Powersports Revenue	$368.3	$319.6	$396.7	15.2%	(7.2)%

Gross Profit
New	$28.6	$23.8	$37.3	20.2%	(23.3)%
Used	$10.9	$8.5	$24.5	28.2%	(55.5)%
Finance & Insurance, net	$33.2	$27.2	$36.8	22.1%	(9.8)%
Parts, Services, and Accessories	$30.4	$27.3	$31.4	11.4%	(3.2)%
Total Powersports Gross Profit	$103.1	$86.7	$130.0	18.9%	(20.7)%
Powersports GPU[1]	$5,349	$5,349	$6,504	—%	(17.8)%
1 Calculated as total powersports gross profit divided by new and used retail powersports units sold.

Used Powersports Units, which includes used retail and wholesale Powersports Units, increased 5.4% sequentially, primarily due to expected seasonality.
Used Powersports Revenue increased 9.4% sequentially due to anticipated seasonality.
Used Powersports Gross Profit increased 28.2% sequentially due primarily to stronger pricing power in the quarter.
New Powersports Revenue increased 18.7% sequentially, as the result of a 25.8% increase in unit sales, driven by increased supply of new inventory and favorable price mix in consumer demand.
New Powersports Gross Profit increased 20.2% sequentially due primarily to the substantial increase in new unit sales.
Powersports GPU was $5,349, flat sequentially.1

Vehicle Logistics Segment

	(Unaudited)
$ in millions	Three Months Ended			Change
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Sequential	Year-over-Year
Vehicles Transported (#)	20,990	23,608	23,503	(11.1)%	(10.7)%
Vehicle Logistics Revenue	$14.4	$14.8	$15.5	(2.7)%	(7.1)%
Vehicle Logistics Gross Profit	$3.4	$3.6	$3.2	(5.6)%	6.3%

Revenue from the Vehicle Logistics Segment decreased 2.7% sequentially, driven by an 11.1% decrease in the number of vehicles transported, partially offset by a slight increase in revenue per vehicle transported to $687 in the second quarter.

Gross profit for this segment was down sequentially, driven by a 11.1% decrease in the number of vehicles transported.

Conference Call Details
RumbleOn's management will host a conference call to discuss its operational and financial results on August 9, 2023 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). A live and archived webcast can be accessed from RumbleOn's Investor Relations website. To access the conference call telephonically, callers may dial 1-877-407-9716 (or 1-201-493-6779 for callers outside of the United States) and enter conference ID 13737567.

About RumbleOn
RumbleOn is the nation’s first, and largest, publicly traded powersports dealership group. Headquartered in the Dallas Metroplex, RumbleOn provides the only technology-led platform in powersports with a broad footprint of physical locations, full-line manufacturer representation and high-quality used inventory to transform the entire customer experience. Our goal is to integrate the best of both the physical and digital, and make the transition between the two seamless. To learn more please visit us online at https://www.rumbleon.com/.

Cautionary Note on Forward-Looking Statements
This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), and Adjusted net income (loss) margin are non-GAAP financial measures and should not be considered as alternatives to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) adjusted to add back interest expense, depreciation and amortization, changes in derivative liability, non-cash stock-based compensation costs, transaction costs, litigation expenses, and other non-recurring costs, as these recoveries, charges and expenses are not considered a part of our core business operations and are not necessarily an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Adjusted net income (loss) is defined as net income (loss) adjusted to add back transaction costs, purchase accounting adjustments and other non-recurring costs which include items not indicative of our ongoing operating performance.

With respect to our 2023 adjusted EBITDA target, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the complexity of the reconciling items that we exclude from this non-GAAP measure.

Investor Relations Contact:
Will Newell
investors@rumbleon.com

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
 (Unaudited)
(Dollars in thousands; except per share amounts)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$44,373	$46,762
Restricted cash	12,776	10,000
Accounts receivable, net	37,402	28,040
Inventory	325,268	323,473
Prepaid expense and other current assets	7,336	7,422
Assets held for sale	24,883	33,662
Current assets of discontinued operations	272	11,377
Total current assets	452,310	460,736
Property and equipment, net	81,249	76,078
Right-of-use assets	170,733	161,822
Goodwill	23,897	21,142
Intangible assets, net	242,387	247,413
Deferred tax assets	64,603	58,115
Assets of discontinued operations	35	23
Other assets	1,645	1,881
Total assets	$1,036,859	$1,027,210
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other current liabilities	$84,626	$79,439
Vehicle floor plan note payable	246,438	220,176
Current portion of long-term debt and line of credit	18,186	3,645
Current liabilities of discontinued operations	714	8,434
Total current liabilities	349,964	311,694
Long-term liabilities:
Senior secured note	322,763	317,494
Convertible debt, net	33,394	31,890
Line of credit and notes payable	586	25,000
Operating lease liabilities	138,282	126,695
Other long-term liabilities	9,230	8,422
Total long-term liabilities	504,255	509,501
Total liabilities	854,219	821,195
Commitments and contingencies (Notes 2, 3, 5, 6, 9, and 11)
Stockholders’ equity:
Class A Common Stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022	0	0
Class B Common Stock, $0.001 par value, 100,000,000 shares authorized, 16,565,389 and 16,184,264 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	17	16
Additional paid-in capital	593,051	585,937
Accumulated deficit	(406,109)	(375,619)
Class B Common Stock in treasury, at cost, 123,089 shares as of June 30, 2023 and December 31, 2022	(4,319)	(4,319)
Total stockholders’ equity	182,640	206,015
Total liabilities and stockholders’ equity	$1,036,859	$1,027,210

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Powersports vehicles	$269,721	$294,591	$503,004	$534,505
Parts, service and accessories	65,409	65,315	124,478	120,052
Finance and insurance, net	33,178	36,759	60,370	64,261
Vehicle logistics	14,423	15,517	29,263	27,868
Total revenue	382,731	412,182	717,115	746,686
Cost of revenue:
Powersports	230,263	232,747	431,303	426,258
Parts, service and accessories	34,998	33,945	66,788	63,400
Vehicle logistics	11,069	12,349	22,322	22,216
Total cost of revenue	276,330	279,041	520,413	511,874

Gross profit	106,401	133,141	196,702	234,812

Selling, general and administrative	100,313	96,233	186,600	170,605
Depreciation and amortization	5,269	5,862	9,996	10,319
Operating income	819	31,046	106	53,888

Other income (expense):
Interest expense	(18,326)	(12,751)	(35,928)	(23,413)
Other income	101	204	133	204
Change in derivative liability	—	—	—	39
Total other expense	(18,225)	(12,547)	(35,795)	(23,170)

Income (loss) from continuing operations before income taxes	(17,406)	18,499	(35,689)	30,718

Income taxes provision (benefit) from continuing operations	(4,573)	4,852	(6,150)	7,487

Income (loss) from continuing operations, net	(12,833)	13,647	(29,539)	23,231

Income (loss) from operations of discontinued operations	(878)	404	(1,100)	(294)
Income tax provision (benefit) from discontinued operations	(123)	18	(149)	(237)
Income (loss) from discontinued operations, net	(755)	386	(951)	(57)

Net income (loss)	$(13,588)	$14,033	$(30,490)	$23,174

Weighted average number of common shares outstanding - basic	16,462,079	16,059,288	16,343,758	15,778,461
Earnings (loss) per share - basic from continuing operations	$(0.78)	$0.85	$(1.81)	$1.47
Earnings (loss) per share - basic from discontinued operations	$(0.05)	$0.02	$(0.06)	$(0.01)
Weighted average number of common shares outstanding - fully diluted	16,462,079	16,095,862	16,343,758	15,841,346
Earnings (loss) per share - diluted from continuing operations	$(0.78)	$0.85	$(1.81)	$1.47
Earnings (loss) per share - basic from discontinued operations	$(0.05)	$0.02	$(0.06)	$(0.01)

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)(Dollars in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(30,490)	$23,174
Loss from discontinued operations	(951)	(57)
Net income (loss) from continuing operations	$(29,539)	$23,231
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	9,996	10,285
Amortization of debt discount	4,764	3,523
Stock based compensation expense	7,821	4,632
Gain from change in value of derivatives	—	(39)
Deferred taxes	(6,488)	4,023
Originations of loan receivables, net of principal payments received	2,623	(12,973)
Write-down of loan receivable assets	6,156	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9,362)	3,052
Inventory	3,103	(26,820)
Prepaid expenses and other current assets	97	(511)
Other assets	213	(19,112)
Other liabilities	4,001	(3,807)
Accounts payable and accrued liabilities	1,377	15,329
Floor plan trade note borrowings	(1,056)	28,140
Net cash provided by (used in) operating activities of continuing operations	(6,294)	28,953
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions, net of cash received	(3,300)	(64,188)
Purchase of property and equipment	(6,004)	(1,464)
Technology development	(1,066)	(3,462)
Net cash used in investing activities of continuing operations	(10,370)	(69,114)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from new secured debt	—	84,500
Proceeds from ROF credit facility for the purchase of consumer finance loans	—	13,650
Repayment of debt and line of credit	(8,371)	(32,791)
Repayment of note payables	—	(2,091)
Increase in borrowings from non-trade floor plans	25,192	1,548
Net cash provided by financing activities of continuing operations	16,821	64,816
CASH FLOWS FROM DISCONTINUED OPERATIONS
Net cash provided by operating activities	3,667	7,371
Net cash used in financing activities	(5,254)	(6,318)
Net cash provided by (used in) discontinued operations	(1,587)	1,053
NET INCREASE (DECREASE) IN CASH	(1,430)	25,708
Cash and restricted cash at beginning of period	58,579	51,974
Cash and restricted cash at end of period	$57,149	$77,682

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(13,588)	$14,033	$(30,490)	$23,174
Income (loss) from discontinued operations, net	(755)	386	(951)	(57)
Income (loss) from continuing operations, net	(12,833)	13,647	(29,539)	23,231
Add back:
Interest expense	18,326	12,751	35,928	23,413
Depreciation and amortization	5,269	5,862	9,996	10,319
Income tax provision (benefit)	(4,573)	4,852	(6,150)	7,487
EBITDA	6,189	37,112	10,235	64,450
Adjustments:
Change in derivative liability	—	—	—	(39)
Charges related to proxy contest and Board of Directors reorganization	4,729	—	4,729	—
Lease expense associated with favorable related party leases in excess of contractual lease payments	271	—	542	—
Litigation settlement expenses	—	—	79	—
Loss associated with RumbleOn Finance loan receivables	3,342	—	5,371	—
Other non-recurring costs	334	2,479	888	$4,176
Personnel restructuring costs	3,833	—	4,725	—
Purchase accounting related	—	592	—	592
Transaction costs	12	687	34	1,403
Stock based compensation	4,910	2,753	7,821	4,632
Adjusted EBITDA	$23,620	$43,623	$34,424	$75,214

For the three and six months ended June 30, 2023 and 2022, adjustments to Adjusted EBITDA are primarily comprised of:
•Income associated with the change in value of derivative liability as reported on the Condensed Consolidated Statement of Operations,
•Charges related to the proxy contest and reorganization of our Board of Directors, which includes the reimbursement of advisor fees incurred by shareholders in connection with the proxy contest of $2,500,
•Lease expense associated with favorable related party leases in excess of contractual lease payments,
•Charges associated with litigation outside of our ongoing operations,
•Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which are anticipated to be sold during the second half of 2023,
•Other non-recurring costs, which include one-time expenses incurred. For the three and six months ended June 30, 2023, the balance was comprised of integration costs and professional fees associated with acquisitions, and a death benefit to the estate of the Company's former Chief Financial Officer and director. For the three and six months ended June 30, 2022, the balance was primarily related to various integration costs and professional fees associated with the Freedom Powersports and RideNow acquisitions, technology implementation, and establishment of the RumbleOn Finance secured loan facility.
•Personnel restructuring costs, comprised of severance and charges associated with the separation of former executives, including the Company's former President and Chief Operating Officer, and Chief Financial Officer,
•Purchase accounting adjustments, which represent one-time charges related to the Freedom Transaction and RideNow Transaction,
•Transaction costs associated with acquisitions, which primarily include professional fees and third-party costs, and
•Non-cash stock-based compensation expense as reported in the Condensed Consolidated Statement of Operations.

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and
Earnings (Loss) per share to Adjusted Earnings (Loss) per share
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$(13,588)	$14,033	$(30,490)	$23,174
Income (loss) from discontinued operations, net	(755)	386	(951)	(57)
Income (loss) from continuing operations, net	(12,833)	13,647	(29,539)	23,231
Adjustments:
Charges related to proxy contest and Board of Directors reorganization	4,729	—	4,729	—
Lease expense associated with favorable related party leases in excess of contractual lease payments	271	—	542	—
Litigation settlement expenses	—	—	79	—
Loss associated with sale of RumbleOn Finance loan receivables	3,342	—	5,371	—
Other non-recurring costs	334	2,479	888	4,176
Purchase accounting related	2,994	3,881	5,988	6,182
Personnel restructuring costs	6,105	—	6,998	—
Transaction costs	12	687	34	1,403
Income tax expense	(4,674)	(1,804)	(4,187)	(3,571)
Adjusted Net Income (Loss)	$280	$18,890	$(9,097)	$31,421

Weighted average number of common shares outstanding - basic	16,462,079	16,059,288	16,343,758	15,778,461
Earnings (loss) per share - basic from continuing operations	$(0.78)	$0.85	$(1.81)	$1.47
Adjusted earnings (loss) per share - basic	$0.02	$1.18	$(0.56)	$1.99

Weighted average number of common shares outstanding - diluted	16,462,079	16,095,862	16,343,758	15,841,346
Earnings (loss) per share - diluted from continuing operations	$(0.78)	$0.85	$(1.81)	$1.47
Adjusted earnings (loss) per share - diluted	$0.02	$1.17	$(0.56)	$1.98
For the three and six months ended June 30, 2023 and 2022, adjustments to net income (loss) are primarily comprised of:
•Charges related to the proxy contest and reorganization of our Board of Directors, which includes the reimbursement of advisor fees incurred by shareholders in connection with the proxy contest of $2,500,
•Lease expense associated with favorable related party leases in excess of contractual lease payments,
•Charges associated with litigation outside of our ongoing operations,
•Loss associated with the fair value of the RumbleOn Finance loan receivables portfolio, which are anticipated to be sold during the second half of 2023,

•Other non-recurring costs, which include one-time expenses incurred. For the three and six months ended June 30, 2023, the balance was comprised of integration costs and professional fees associated with acquisitions, and a death benefit to the estate of the Company's former Chief Financial Officer and director. For the three and six months ended June 30, 2022, the balance was primarily related to various integration costs and professional fees associated with the Freedom Powersports and RideNow acquisitions, technology implementation, and establishment of the RumbleOn Finance secured loan facility.
•Purchase accounting adjustments associated with the RideNow Transaction and Freedom Transaction,
•Personnel restructuring costs, comprised of severance and charges associated with the separation of former executives, including the Company's former President and Chief Operating Officer, and Chief Financial Officer,
•Transaction costs associated with acquisitions, which primarily include professional fees and third-party costs, and
•Income tax expense as reported on the Consolidated Statements of Operations.